Exhibit 10.1

SUPPORT AGREEMENT

This Support Agreement, dated January 18, 2016 (this “Agreement”), is by and between Glenview Capital Management, LLC and the entities listed on Schedule A hereto (collectively, “Glenview”) and Tenet Healthcare Corporation (the “Company”).

RECITALS

WHEREAS, the Company and Glenview have engaged in various discussions and communications concerning the Company’s business, financial performance and other matters;

WHEREAS, Glenview is deemed to beneficially own shares of common stock of the Company, par value $0.05 (the “Common Stock”), totaling, in the aggregate, 17,890,230 shares of the Common Stock issued and outstanding on the date hereof; and

WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders and Glenview has determined that it is in its best interests to come to an agreement with respect to certain matters in respect of the Board of Directors of the Company (the “Board”) and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Board Representation and Board Matters.

(a)	Concurrently with the execution of this Agreement, the Company has (i) increased the size of the Board by two (2) directors to twelve (12) directors such that there would be two (2) vacancies on the Board and (ii) appointed Matthew Ripperger (“Mr. Ripperger”) and Randy Simpson (“Mr. Simpson”, each of Mr. Ripperger and Mr. Simpson a “Glenview Designee” and together the “Glenview Designees”) to fill the newly created vacancies. Each of the Glenview Designees has previously executed and delivered to the Company (x) a completed director and officer questionnaire (the “D&O Questionnaire”), in the form provided to Glenview, (y) an executed letter in the form attached hereto as Exhibit A (the “Nominee Letter”) and (z) an executed irrevocable resignation in the form attached hereto as Exhibit B-1 (in the case of Mr. Ripperger) and Exhibit B-2 (in the case of Mr. Simpson) (the “Resignation Letters” and together with the D&O Questionnaire and the Nominee Letter, the “Nomination Documents”). The Company agrees that the size of the Board shall not increase to be larger than fourteen (14) directors through the date of the Company’s 2017 annual meeting of shareholders (the “2017 Annual Meeting”), after which, during the Standstill Period, the size of the Board shall not exceed twelve (12) directors.

(b)	Subject to Glenview’s compliance with Section 2, the Company will include the Glenview Designees in its slate of nominees for election as directors of the Company at the Company’s 2016 annual meeting of shareholders (the “2016 Annual Meeting”) and, if the Glenview Designees agree to serve, at the 2017 Annual Meeting.

(c)	Subject to Glenview’s compliance with Section 2, the Company will use reasonable best efforts to cause the election of the Glenview Designees to the Board at the 2016 Annual Meeting, and, if the Glenview Designees agree to serve, at the 2017 Annual Meeting (including recommending that the Company’s shareholders vote in favor of the election of the Glenview Designees (along with all of the Company’s nominees) and otherwise supporting the Glenview Designees for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate).

(d)	For so long as the Glenview Designees serve on the Board, but subject to compliance with New York Stock Exchange listing requirements regarding independence of directors and committee members including applicable enhanced requirements with respect to certain committees, including the Human Resources (Compensation) Committee, Mr. Ripperger shall be appointed to the Human Resources (Compensation) Committee of the Board and the Health IT Committee of the Board and Mr. Simpson shall be appointed to the Nominating and Corporate Governance Committee of the Board and the Quality, Compliance & Ethics Committee of the Board.

(e)	At all times while serving as a member of the Board, the Glenview Designees shall (i) comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s Standards of Conduct, securities trading policies, anti-hedging policies, Regulation FD-related policies, director confidentiality policies and corporate governance guidelines, and preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees and (ii) be provided the same access to information of the Company as that provided to other independent directors of the Company in their capacity as a member of the Board (all subject to Section 4 of this Agreement).

(f)	Should a Glenview Designee or an Independent Nominee (as defined in Section 1(j)) be rendered unable to serve on the Board at any time (other than as a result of not being nominated by the Company for an annual meeting subsequent to the 2017 Annual Meeting), the Company shall, at the request of Glenview, add as a member of the Board a replacement that is approved by the Board and by Glenview (a “Replacement”); provided, that in the case of the Glenview Designees, such Replacement shall be a member of Glenview with similar skills and responsibilities as the Glenview Designee. In addition, any such Replacement who becomes a Board member in replacement of a Glenview Designee shall be deemed to be a Glenview Designee for all purposes under this Agreement, and all Replacements (including a Replacement of an Independent Nominee) prior to his or her appointment to the Board, shall be required to provide to the Company equivalent Nomination Documents and meet with representatives of the Nominating and Corporate Governance Committee of the Board in accordance with the practices of the Board and the Nominating and Corporate Governance Committee.

(g)	If at any time after the date hereof, Glenview, together with all controlled Affiliates of the members of Glenview (such controlled Affiliates, collectively and individually, the “Glenview Affiliates”), ceases collectively to Beneficially Own, an aggregate Net Long Position of at least (x) 10% of the outstanding Common Stock as of such date, the Resignation Letter previously provided by Mr. Ripperger in the form of Exhibit B-1 shall become effective, and/or (y) 5% of the outstanding Common Stock as of such date, the Resignation Letters previously provided by both Mr. Ripperger and Mr. Simpson in the form of Exhibit B-1 and Exhibit B-2 shall become effective. Glenview shall keep the Company regularly apprised of the Net Long Position of Glenview and the Glenview Affiliates to the extent that Glenview is no longer subject to Section 16 of the Exchange Act and such position differs from the ownership positions publicly reported on Glenview’s Schedule 13D and amendments thereto.

(h)	If at any time after the date hereof Glenview or any of the Glenview Affiliates breaches in any material respect any of the terms of this Agreement and (i) if such breach is curable, fails to cure such breach within ten business days following the receipt of written notice thereof from the Company specifying such breach or (ii) if such breach is not curable, immediately upon the receipt of written notice thereof from the Company specifying such breach, the Resignation Letters previously provided by the Glenview Designees shall become effective, and the Company shall have no further obligations under this Section 1.

(i)	Upon the execution of this Agreement, Glenview irrevocably agrees not to (i) nominate any person for election at the 2016 Annual Meeting or the 2017 Annual Meeting, (ii) submit any proposal for consideration at, or bring any other business before, the 2016 Annual Meeting or the 2017 Annual Meeting, directly or indirectly, or (iii) initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2016 Annual Meeting or the 2017 Annual Meeting, directly or indirectly, and shall not permit any of its Affiliates to do any of the items in this Section 1(i). During the Standstill Period (as defined in Section 2(a)), Glenview shall not and shall not permit any of its Affiliates to publicly or privately encourage or support any other stockholder or third party to take any of the actions described in this Section 1(i).

(j)

Between December 15, 2016 and January 31, 2017 Glenview may propose two individuals for nomination to the Board, who have the relevant business experience to be a director of the Company and are independent of both Glenview (i.e., are not a current or former employee or Affiliate of Glenview or any of its Affiliates and are not full time managers or employees of any other hedge fund) and the Company (for purposes of NYSE listed company governance rules) (the “Independent Nominees”). The appointment of the Independent Nominees to the Board shall be subject to the Board’s exercise of its fiduciary duties and satisfactory completion of its customary due diligence process (including its review of a questionnaire for director nominees, a background check and interviews) and the Nominating and Corporate Governance Committee of the Board fulfilling its responsibilities to review candidates for the Board and make recommendations to the Board regarding the qualifications of candidates for the Board. Unless the Board finds that one or both of the Independent Nominees are not reasonably acceptable to the Board, acting in good faith and the Company provides Glenview in writing the reasons for such determination of unacceptability by the Board (an “Unacceptability Notice”), then the Board shall promptly thereafter appoint the Independent Nominees to the Board, such appointments to be effective January 31, 2017 (or a date promptly thereafter in the event the Board and/or the Nominating and Corporate Governance Committee have not completed their respective reviews described herein). If the Company sends Glenview an Unacceptability Notice for one or both of the Independent Nominees, then Glenview may propose another individual or other individuals, as applicable, as the Independent Nominee or Nominees and any such Independent Nominee will be subject to the same process. Subject to the last sentence of Section 1(a), the appointments of the Independent Nominees shall not increase the size of the Board to be larger than fourteen (14) directors (it being agreed and understood that such appointments shall, when necessary to comply with such limitation on the size of the Board, occur concurrently with the resignation of an existing member of the Board (other than the Glenview Designees)).

(k)	Subject to Glenview’s compliance with Section 2, the Company will (i) include the Independent Nominees in its slate of nominees for election as directors of the Company at the 2017 Annual Meeting and (ii) use reasonable best efforts to cause the election of the Independent Nominees to the Board at the 2017 Annual Meeting (including recommending that the Company’s shareholders vote in favor of the election of the Independent Nominees (along with all the Company’s nominees) and otherwise supporting the Independent Nominees for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate).

2.	Standstill and Voting Obligations.

(a)	Glenview agrees that, from the date of this Agreement until the earlier of (1) the date that is ten business days following written notice from Glenview to the Company of a material breach by the Company of this Agreement if the Company has not cured such breach by the tenth business day following such notice and (2) the later of (x) the completion of the 2017 Annual Meeting (including any postponements, adjournments and continuations thereof, but not later than May 31, 2017) and (y) 15 days after the date that both of the Glenview Designees (including any Replacement) cease to serve as a director (the “Standstill Period”), no member of Glenview shall, directly or indirectly, and each member of Glenview shall cause each Glenview Affiliate not to, directly or indirectly (it being understood and agreed that the following restrictions shall not apply to the Glenview Designee’s boardroom discussions conducted solely in such person’s capacity as a director of the Company):

(i)	(A) solicit proxies or written consents of stockholders or conduct any other type of referendum (binding or non-binding) with respect to, or from the holders of, the Voting Securities (as defined herein), or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in or assist any Third Party (as defined herein) in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any shares of the Voting Securities (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter) or (B) control or exert influence over or seek to control or exert influence over the voting of any Voting Securities as to which a Third Party that is a counterparty to any Net Long Position of Glenview possesses power to vote or direct the voting (other than such control or influence that is consistent with Company management’s recommendation in connection with such matter);

(ii)	encourage, advise or influence any other person or assist any Third Party in so encouraging, assisting or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter);

(iii)	form or join in a partnership, limited partnership, syndicate or other group, including, but not limited to, a “group” as defined under Section 13(d) of the Exchange Act, with respect to the Voting Securities (including any Net Long Position), or otherwise support or participate in any effort by a Third Party with respect to the matters set forth herein;

(iv)	present at any annual meeting or any special meeting of the Company’s stockholders or through action by written consent any proposal for consideration for action by stockholders or seek the removal of any member of the Board or (except as explicitly permitted by this Agreement with respect to a Replacement) propose any nominee for election to the Board or seek representation on the Board;

(v)	sell, offer or agree to sell directly or indirectly, through swap, hedging, derivative transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities held by Glenview to any person or entity not a party to this agreement (a “Third Party”) that would to Glenview’s knowledge result in such Third Party, together with its Affiliates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of 5% or more of the shares of Common Stock outstanding at such time or would increase the beneficial or other ownership interest of any Third Party who, together with its Affiliates, has a beneficial or other ownership interest in the aggregate of 5% or more of the shares of Common Stock outstanding at such time, except in each case in a transaction approved by the Board (it being understood and agreed that Glenview shall have no obligation to investigate or inquire as to the shareholdings of any counterparty to open market or underwritten sales by Glenview or sales through “bought deals”);

(vi)	grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of stockholders) or deposit any Voting Securities of the Company in a voting trust or subject them to a voting agreement or other arrangement of similar effect with respect to any annual or special meeting except as provided in Section 2(b) below, or action by written consent (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like);

(vii)	make any request for shareholders list materials or other books and records of the Company under Section 78.257 of the Nevada Revised Statutes or otherwise;

(viii)	institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding (each a “Proceeding”) against or involving the Company or any of its current or former directors or officers (including derivative actions), it being understood that nothing in this Agreement shall prohibit Glenview from (i) making any claim as a shareholder in connection with any class action Proceeding brought by a named plaintiff other than Glenview or (ii) initiating any Proceeding in connection with enforcing the terms of this Agreement;

(ix)	without the prior approval of the Board, separately or in conjunction with any other person or entity in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose (publicly, privately or to the Company) or participate in, effect or seek to effect, any tender offer or exchange offer, merger, acquisition, reorganization, restructuring, recapitalization, extraordinary dividend, significant share repurchase, or any similar transaction or other business combination involving the Company or any of its subsidiaries or its or their securities or a material amount of the assets or businesses of the Company, any of the Company’s Affiliates, or any subsidiary, business, venture or division of the foregoing, or encourage, initiate or support any other Third Party in any such activity;

(x)	purchase or cause to be purchased or otherwise acquire or agree to acquire Beneficial Ownership of any Voting Securities, if in any such case, immediately after the taking of such action, Glenview would, in the aggregate, collectively beneficially own an amount that would exceed 25% of the then outstanding shares of Common Stock; provided that all Voting Securities Beneficially Owned by Glenview in excess of 20% of the outstanding shares of Common Stock shall be voted in the same proportion of “for”, “against” and “abstain” votes as the other shareholders of the Company vote in the aggregate on any matter properly brought before the shareholders of the Company (after excluding the votes of Glenview);

(xi)	take any action, alone or with a Third Party, in support of or make any proposal or request, other than through the Glenview Designees, that constitutes (A) controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number of directors or to fill any vacancies on the Board, (B) any material change in the capitalization, share repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company, (C) any other material change in the Company’s management, business or corporate structure or (D) seeking to have the Company waive or make amendments or modifications to the Company’s certificate of incorporation or bylaws;

(xii)	enter into any discussions, negotiations, arrangements or understandings with any Third Party with respect to the matters set forth in this Section 2(a);

(xiii)	request, directly or indirectly, any amendment or waiver of the foregoing in a manner that would reasonably likely require public disclosure by Glenview or the Company; or

(xiv)	contest the validity of, or publicly request any waiver of, the obligations set forth in this Section 2(a).

(b)

Until the end of the Standstill Period, Glenview and the Glenview Affiliates shall cause all Voting Securities owned by them directly or indirectly, whether owned of record or Beneficially Owned, as of the record date for any annual or special meeting of stockholders or in connection with any solicitation of shareholder action by written consent (each a “Shareholders Meeting”) within the Standstill Period, in each case that are entitled to vote at any such Shareholders Meeting, to be present for quorum purposes and to be voted, at all such Shareholders Meetings or at any adjournments or postponements thereof, (i) for all directors nominated by the Board for election at such Shareholders Meeting and (ii) in accordance with the recommendation of the Board on any other proposals or other business that comes before any Shareholder Meeting, including with respect to the 2016 Annual Meeting and the 2017 Annual Meeting (other than any proposals that require shareholder approval relating to mergers, acquisitions or other business combinations or extraordinary transactions, or the issuance of Company equity securities in connection with any such transaction). Notwithstanding anything to the contrary contained herein, at the 2017 Annual Meeting, and at all annual or special meetings of shareholders of the Company (or any solicitation of shareholder action by written consent) thereafter during the Standstill Period, all of the Voting Securities Beneficially Owned by Glenview as of the record date for the 2017 Annual Meeting (or such annual or special meetings thereafter or any solicitation of shareholder action by written consent) shall be voted in the same proportion of

“for”, “against” and “abstain” votes as the other shareholders of the Company vote in the aggregate on each of the matters properly brought before the Shareholders Meeting, including the election of directors (other than with respect to proposals that require shareholder approval relating to mergers, acquisitions or other business combinations or extraordinary transactions, or the issuance of Company equity securities in connection with any such transaction). In addition, (x) so long as Mr. Ripperger serves on the Board, the 9,000 shares of Common Stock owned by Mr. Ripperger as of the date hereof shall not be subject to the obligations contained in this Section 2(b).

3.	Public Announcements. Promptly following the execution of this Agreement, the Company and Glenview shall announce this Agreement by means of a jointly issued, mutually agreeable press release in the form attached hereto as Exhibit C (the “Press Release”). During the Standstill Period, neither the Company nor Glenview nor any Glenview Affiliate shall make or cause to be made any public announcement or statement that is inconsistent with or contrary to the statements made in the Press Release, except as required by law or legal process or the rules of any stock exchange or with the prior written consent of the other party. The Company acknowledges that Glenview intends to file this Agreement and the agreed-upon Press Release as an exhibit to its Schedule 13G pursuant to an amendment (which shall convert such Schedule 13G to a Schedule 13D) that the Company shall have the opportunity to review in advance. During the Standstill Period, the Company shall have an opportunity to review in advance any Schedule 13D filing made by Glenview or any Glenview Affiliate with respect to this Agreement or the matters addressed herein. Glenview acknowledges and agrees that the Company intends to file this Agreement and file or furnish the Press Release with the SEC as exhibits to a Current Report on Form 8-K and to file (or incorporate by reference) this Agreement as an exhibit to future filings with the SEC.

4.	Confidentiality Agreement. The Company hereby agrees that: (i) the Glenview Designees are permitted to and may provide confidential information to certain officers, employees and legal, tax and accounting advisors of Glenview that are involved in advising Glenview regarding its investment in the Company subject to and solely in accordance with the terms of the confidentiality agreement in the form attached hereto as Exhibit D (the “Confidentiality Agreement”) (which Glenview agrees to execute and deliver to the Company simultaneously with Glenview’s execution and delivery of this Agreement and cause the Glenview Designees and such officers, employees, and legal, tax and accounting advisors of Glenview to abide by) and (ii) the Company will execute and deliver the Confidentiality Agreement to Glenview substantially contemporaneously with execution and delivery thereof by the other signatories thereto.

5.

Non-Disparagement. During the Standstill Period, Glenview and the Company agree to not make, or cause to be made (whether directly or indirectly through any Affiliate), any public statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, the other party or their respective business, operations or financial performance, officers or directors or any person who has served as an officer or director of either party in the past, or who serves as an officer, director or agent of either party (a) in any document or report filed with or furnished to the SEC or any other governmental agency, (b) in any press release or other publicly available format or (c) to any journalist or member of the media (including without limitation, in a television, radio, internet, newspaper or magazine interview).

6.	Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that: (a) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

7.	Representations and Warranties of Glenview. Each member of Glenview jointly represents and warrants that, as of the date of this Agreement, (a) Glenview, together with all of the Glenview Affiliates, collectively Beneficially Own, an aggregate of 17,890,230 shares of Common Stock; (b) except for such ownership, no member of Glenview, individually or in the aggregate with all other members of Glenview and the Glenview Affiliates, has any other Beneficial Ownership of, and/or economic exposure to, any Voting Securities, including through any derivative transaction described in the definition of “Beneficial Ownership” above; (c) Glenview, collectively with the Glenview Affiliates, have a Net Long Position of 17,890,230 shares of Common Stock; and (d) Glenview has not provided or agreed to provide, and will not provide, any compensation in cash or otherwise to any Glenview Designee, solely in his capacity as a director or director nominee of the Company in connection with such Glenview Designee’s nomination and appointment to, or service on, the Board.

8.	Net Operating Losses. Glenview hereby covenants and agrees that during the Standstill Period it will use reasonable best efforts to not take any action, including rebalancing trades among Affiliates of Glenview, that results in any of Glenview’s investment funds that own (a) less than a 5% interest in the Company’s Voting Securities as of the date hereof acquiring a greater than 5% interest in the Company’s Voting Securities after the date hereof or (b) greater than a 5% interest in the Company’s Voting Securities as of the date hereof acquiring additional Voting Securities after the date hereof, which action (i) was not proposed in writing to the Board by Glenview at least ten business days in advance of such action being effected or (ii) was disapproved by either the Board or a committee of the Board of which a Glenview Designee is a member, as evidenced by written notice delivered to Glenview prior to the end of such ten business day period.

9.	Certain Defined Terms. For purposes of this Agreement:

(a)	The term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.

(b)	“Beneficial Ownership” of “Voting Securities” means ownership of: (i) Voting Securities, (ii) rights or options to own or acquire any Voting Securities (whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such person), compliance with regulatory requirements or otherwise) and (iii) any other economic exposure to Voting Securities, including through any derivative transaction that gives any such person or any of such person’s controlled Affiliates the economic equivalent of ownership of an amount of Voting Securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Voting Securities, or which provides such person or any of such person’s controlled Affiliates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Voting Securities, in any case without regard to whether (x) such derivative conveys any voting rights in Voting Securities to such person or any of such person’s Affiliates, (y) the derivative is required to be, or capable of being, settled through delivery of Voting Securities, or (z) such person or any of such person’s Affiliates may have entered into other transactions that hedge the economic effect of such Beneficial Ownership of Voting Securities.

(c)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(d)	“Net Long Position” shall mean: such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis in respect of the Voting Securities.

(e)	The terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(f)	“SEC” shall mean the Securities and Exchange Commission.

(g)	“Voting Securities” shall mean the Common Stock, and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for Common Stock or other securities, whether or not subject to the passage of time or other contingencies.

10.

Miscellaneous. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in any federal or state court of competent jurisdiction in the Borough of Manhattan of the City of New York. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. This Agreement shall be construed in accordance with, and this Agreement and all disputes hereunder shall be governed by, the laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment in any such action, suit or proceeding may be brought, on a non-exclusive basis, in any federal or state court of competent jurisdiction in the Borough of Manhattan of the City of New York. By execution and delivery of this Agreement, each of the parties hereto irrevocably accepts and submits itself to the non-exclusive jurisdiction of any such court, generally and unconditionally, with respect to any such action, suit or proceeding and waives any defense of forum non conveniens or based upon venue if such action, suit or proceeding is brought in accordance with this provision.

11.	No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

12.	Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

13.	Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when email is sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

Tenet Healthcare Corporation

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

Attention:	Audrey Andrews, General Counsel
Email:	Audrey.Andrews@tenethealth.com

With a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention:	Dennis J. Friedman
Barbara L. Becker
Email:	DFriedman@gibsondunn.com
BBecker@gibsondunn.com

if to Glenview:

Glenview Capital Management, LLC

767 Fifth Avenue, 44th Floor

New York, New York 10153

Attention:	Mark Horowitz, President
Email:	mark@glenviewcapital.com

With a copy (which shall not constitute notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention:	Scott Freeman
Email:	sfreeman@sidley.com

14.	Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

15.	Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

16.	Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

17.	No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

18.	Fees and Expenses. Neither the Company, on the one hand, nor Glenview, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement; provided, however, that within ten business days of the date hereof, the Company shall reimburse Glenview, in cash by wire transfer of immediately available funds to an account of Glenview previously specified by Glenview, for all reasonable and documented out-of-pocket costs, fees and expenses incurred by Glenview in connection with Glenview’s negotiation, execution and performance of this Agreement; provided that (x) such costs, fees and expenses to be reimbursed pursuant to this Section 18 shall not, in the aggregate, exceed $300,000 and (y) Glenview shall not be required to provide to the Company any documentation, such as certain details of invoices for legal services, the provision of which could result in a waiver of the attorney-client privilege.

19.

Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

TENET HEALTHCARE CORPORATION

By:	/s/ Audrey Andrews
Name:	Audrey T. Andrews
Title	Senior Vice President and General Counsel

GLENVIEW CAPITAL MANAGEMENT, LLC, on behalf of itself and as investment manager to the Glenview Funds listed on Schedule A hereto

By:	/s/ Mark Horowitz
Name:	Mark Horowitz
Title	President

SCHEDULE A

Investment Manager

1.	Glenview Capital Management, LLC, a Delaware limited liability company

Glenview Funds

1.	Glenview Capital Partners, L.P., a Delaware limited partnership

2.	Glenview Capital Master Fund, Ltd., a Cayman Islands exempted company

3.	Glenview Institutional Partners, L.P., a Delaware limited partnership

4.	Glenview Offshore Opportunity Master Fund, Ltd., a Cayman Islands exempted company

5.	Glenview Capital Opportunity Fund, L.P., a Delaware limited partnership

EXHIBIT A

FORM OF NOMINEE LETTER

[Date]

Attention: Board of Directors

Tenet Healthcare Corporation

1445 Ross Avenue, Suite 1400

Dallas, TX 75202

Re:	Consent

Ladies and Gentlemen:

This letter is delivered pursuant to Section 1(a) or Section 1(f) of the Support Agreement, dated as of January 18, 2016 (the “Agreement”), by and among Tenet Healthcare Corporation and Glenview (as defined therein). Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

In connection with the Agreement, I hereby consent to (a) serve as a director of the Company effective [DATE], (b) if nominated by the Company, be named as a nominee for the position of director of the Company in the Company’s proxy statement for the 2016 Annual Meeting and (c) serve as a director if I am so elected at the 2016 Annual Meeting. I also agree that, after the date hereof, I will provide to the Company, as requested by the Company from time to time, such information as the Company is entitled to reasonably receive from other members of the Board and as is required to be disclosed in proxy statements or other reports or filings under applicable law or securities exchange listing requirements.

At all times while serving as a member of the Board, I agree to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s Standards of Conduct, securities trading policies, anti-hedging policies, Regulation FD-related policies, director confidentiality policies and corporate governance guidelines, in each case that have been identified to me, and preserve the confidentiality of the Company’s business and information, including discussions or matters considered in meetings of the Board or Board committees. I acknowledge and agree that the foregoing obligations are in addition to the fiduciary and common law duties of any director of a Nevada corporation.

Sincerely,

Name:

EXHIBIT B-1

FORM OF IRREVOCABLE RESIGNATION

[Date]

Attention: Board of Directors

Tenet Healthcare Corporation

1445 Ross Avenue, Suite 1400

Dallas, TX 75202

Re:	Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 1(a) or 1(g) of the Support Agreement, dated as of January 18, 2016 (the “Agreement”), by and among Tenet Healthcare Corporation and Glenview (as defined therein). Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement. Effective only upon, and subject to, (1) such time as Glenview, together with all of the Glenview Affiliates, ceases collectively to “beneficially own” (as defined in Rule 13d-3 under the Exchange Act) an aggregate Net Long Position equal to at least 10% of the Common Stock outstanding, or (2) Glenview or any Glenview Affiliate breaches in any material respect any of the terms of the Agreement and (i) if such breach is curable, fails to cure such breach within ten business days following the receipt of written notice thereof from the Company specifying such breach or (ii) if such breach is not curable, immediately upon the receipt of written notice thereof from the Company specifying such breach, I hereby resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

This resignation may not be withdrawn by me at any time during which it is effective.

Sincerely,

Name:

EXHIBIT B-2

FORM OF IRREVOCABLE RESIGNATION

[Date]

Attention: Board of Directors

Tenet Healthcare Corporation

1445 Ross Avenue, Suite 1400

Dallas, TX 75202

Re:	Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 1(a) or 1(g) of the Support Agreement, dated as of January 18, 2016 (the “Agreement”), by and among Tenet Healthcare Corporation and Glenview (as defined therein). Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement. Effective only upon, and subject to, (1) such time as Glenview, together with all of the Glenview Affiliates, ceases collectively to “beneficially own” (as defined in Rule 13d-3 under the Exchange Act) an aggregate Net Long Position equal to at least 5% of the Common Stock outstanding, or (2) Glenview or any Glenview Affiliate breaches in any material respect any of the terms of the Agreement and (i) if such breach is curable, fails to cure such breach within ten business days following the receipt of written notice thereof from the Company specifying such breach or (ii) if such breach is not curable, immediately upon the receipt of written notice thereof from the Company specifying such breach, I hereby resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

This resignation may not be withdrawn by me at any time during which it is effective.

Sincerely,

Name:

EXHIBIT C

[PRESS RELEASE]

NEWS RELEASE

Tenet Board Adds Two New Independent Directors

Addition of Randy Simpson and Matt Ripperger from Glenview Capital Expands Board to 12 Members

DALLAS – January 19, 2016 – The board of directors of Tenet Healthcare Corporation (NYSE: THC) has appointed Randolph C. Simpson and Matthew J. Ripperger, partners and co-heads of healthcare for Glenview Capital Management (“Glenview”), as new independent directors effective immediately. Both new directors will be included in the Company’s slate of nominees for election to the board at Tenet’s 2016 Annual Meeting of Shareholders.

“We are pleased to add the expertise of Mr. Simpson and Mr. Ripperger to our board as we work to create long-term value for all of our shareholders,” said Trevor Fetter, chairman and CEO of Tenet. “Glenview has been a substantial investor in our company for nearly four years and we have appreciated their collaborative approach and constructive input. We look forward to the insights and contributions that Randy and Matt will bring to the board.”

Prior to joining Glenview in 2005, Mr. Simpson was an equity research analyst at Goldman Sachs and previously worked in the mergers and acquisitions group at Credit Suisse First Boston. He holds an MBA in finance and accounting from the University of Chicago and a JD from the Georgetown University Law Center. Mr. Ripperger joined Glenview in 2008 after serving as a managing director at Citigroup focused on healthcare facilities and providers. Previously, Mr. Ripperger was a vice president at J.P. Morgan, where he researched small and mid-cap healthcare service companies. He earned his BA from Columbia University.

“Glenview believes in investing both our financial capital and our human capital in strong businesses competing in vital industries, with attractive cash flow dynamics and long-term growth prospects,” said Larry Robbins, founder and CEO of Glenview. “As a four-year shareholder of Tenet and as its largest investor, we felt a responsibility to join

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together with all current board members of Tenet to ensure that Tenet’s extraordinary efforts in building a network of facilities that bring quality and cost containment to today’s healthcare system both perpetuates and translates into driving extraordinary shareholder value for all of Tenet’s owners. We appreciate Tenet welcoming two of Glenview’s partners to the board and look forward to commencing their deep and active engagement.”

In conjunction with the appointments, Tenet and Glenview have entered into an agreement that extends through the completion of the Company’s 2017 annual meeting of shareholders. The agreement includes the option for Glenview to propose two additional candidates, independent of both Tenet and Glenview and subject to the approval of Tenet’s board, for appointment as directors. These appointments, if made, would be effective January 31, 2017. The agreement will be filed by the Company as an exhibit to a Form 8-K with the Securities and Exchange Commission.

Tenet’s board now consists of 12 directors, with 11 directors who are independent of Tenet. The members of the board include: Tenet chairman and CEO Trevor Fetter; lead independent director Edward A. Kangas, former chairman and CEO of Deloitte Touche Tohmatsu; Brenda J. Gaines, former president and CEO of Diners Club North America; Karen M. Garrison, former president of Pitney Bowes Business Services; J. Robert Kerrey, managing director of Allen & Company and former United States Senator; Freda C. Lewis-Hall, M.D., executive vice president and chief medical officer of Pfizer Inc.; Richard R. Pettingill, former president and CEO of Allina Hospitals and Clinics; Matthew J. Ripperger, partner and co-head of healthcare of Glenview Capital Management; Ronald A. Rittenmeyer, former chairman, president and CEO of Electronic Data Systems Corporation; Tammy Romo, executive vice president and chief financial officer of Southwest Airlines Co.; Randolph C. Simpson, partner and co-head of healthcare of Glenview Capital Management; and James A. Unruh, former chairman, president and CEO of Unisys Corporation.

About Tenet Healthcare

Tenet Healthcare Corporation is a diversified healthcare services company with more than 130,000 employees united around a common mission: to help people live happier, healthier lives. Through its subsidiaries, partnerships and joint ventures, including United Surgical Partners International (USPI), the company operates 84 general acute care hospitals, 20 short-stay surgical hospitals and over 470 outpatient centers in the United States, as well as nine facilities in the United Kingdom. Tenet’s Conifer Health Solutions subsidiary provides technology-enabled performance improvement and health management solutions to hospitals, health systems, integrated delivery networks (IDN), physician groups, self-insured organizations and health plans. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

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About Glenview Capital Management

Glenview Capital Management, founded in 2000 by Larry Robbins, is a privately held investment management firm. Headquartered in New York with 90 employees, Glenview manages greater than $10B across its investment products.

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CONTACTS

For Tenet Healthcare: Investor Relations: Brendan Strong, 469-893-2387 investorrelations@tenethealth.com Media Charles Nicolas, 469-893-2640 mediarelations@tenethealth.com	For Glenview Capital Management: Scott Tagliarino/Taylor Ingraham, 203-992-1230 ASC Advisors LLC

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EXHIBIT D

[CONFIDENTIALITY AGREEMENT]

Tenet Healthcare Corporation

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

January 18, 2016

To:	Each of the entities listed on Schedule A hereto (“Glenview” or “you”)

Ladies and Gentlemen:

This letter agreement shall become effective upon the appointment of the Glenview Designees to the Board of Directors (the “Board”) of Tenet Healthcare Corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Support Agreement (the “Support Agreement”), dated as of January 18, 2016, among the Company and Glenview. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, each of the Glenview Designees may, if and to the extent he or she desires to do so (and subject to his or her fiduciary duties), confidentially disclose information he or she obtains while serving as a member of the Board to you and the Specified Glenview Personnel (as hereinafter defined), and may discuss such information with such persons, subject to the terms and conditions of this Agreement. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and, subject to the restrictions in paragraph 2, you and any employee of a member of Glenview that is involved in monitoring the Company investment (collectively, the “Specified Glenview Personnel”) agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or affiliates that is furnished to you, the Specified Glenview Personnel or any Glenview legal, tax or accounting advisor involved in advising Glenview regarding its investment in the Company (the “Advisors”) (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by any Glenview Designee, or by or on behalf of the Company or any Company Representatives (as defined below), together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.

1. The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by

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you or the Specified Glenview Personnel, (ii) was within your or any of the Specified Glenview Personnel’s possession on a non-confidential basis prior to its being furnished to you by any Glenview Designee, or by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors, officers or employees (collectively, the “Company Representatives”) or (iii) is received from a source other than any Glenview Designee, the Company or any of the Company Representatives; provided, that in the case of (ii) or (iii) above, the source of such information after the date hereof, was not believed by you, after reasonable inquiry of the disclosing person, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to such information at the time the information was disclosed to you.

2. You and the Specified Glenview Personnel and Advisors will, and you will cause the Specified Glenview Personnel and any Advisors to, (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company; provided, however, that you may privately disclose any of such information to the Specified Glenview Personnel (i) who need to know such information for the sole purpose of advising you on your investment in the Company and (ii) who are informed by you of the confidential nature of such information and agree to abide for the benefit of the Company by the terms hereof; provided, further, that you will be responsible for any violation of this letter agreement by the Specified Glenview Personnel and any Advisors as if they were parties hereto. It is understood and agreed that no Glenview Designee shall disclose to you or the Specified Glenview Personnel or Advisors any Legal Advice (as defined below) that may be included in the Evaluation Material. “Legal Advice” as used herein shall be limited to the advice provided by legal counsel.

3. In the event that you or any of the Specified Glenview Personnel or Advisors are required by applicable subpoena, legal process or other legal requirement or are requested by any governmental authority to disclose any of the Evaluation Material, you will promptly notify (except where such notice would be legally prohibited) the Company in writing by electronic mail and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense. Nothing herein shall be deemed to prevent you or the Specified Glenview Personnel or Advisors, as the case may be, from honoring a subpoena, legal process or other legal requirement or request by such governmental authority that requires or requests discovery, disclosure or production of the Evaluation Material if (a) you produce or disclose only that portion of the Evaluation Material which your outside legal counsel of national standing advises you in writing is legally required or so requested to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material; or (b) the Company consents in writing to having the Evaluation Material produced or disclosed pursuant to the subpoena, legal process or other legal requirement or request. In no event will you or any of the Specified Glenview Personnel or Advisors oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the common stock of the

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Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

4. You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of the Specified Glenview Personnel or Advisors relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and the Specified Glenview Personnel (or anyone acting on your or their behalf, including the Advisors) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Chief Executive Officer, Chief Financial Officer, investor relations personnel and General Counsel, and/or such other persons approved in writing by the foregoing or the Board concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not apply to the Glenview Designee acting solely in his capacity as a director in accordance with the Support Agreement and the Company’s governance and other guidelines.

5. All Evaluation Material shall remain the property of the Company. Neither you nor any of the Specified Glenview Personnel or Advisors shall by virtue of any disclosure of and/or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which no Glenview Designee is a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company or destroy all hard copies of the Evaluation Material and use commercially reasonable efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of the Specified Glenview Personnel’s or Advisor’s possession or control (and, upon the request of the Company, shall promptly certify to the Company that such Evaluation Material has been erased or deleted, as the case may be); provided, however, that you may retain data or electronic records containing Evaluation Material for legal retention purposes and may retain electronically archived copies to the extent consistent with your document retention policies. Notwithstanding the return or erasure or deletion of Evaluation Material, you and the Specified Glenview Personnel and Advisors will continue to be bound by the obligations contained herein.

6. You acknowledge, and will advise the Specified Glenview Personnel and Advisors, that the Evaluation Material may constitute material non-public information under applicable federal and state securities laws, and that the United States securities laws prohibit any Person who has received from an issuer any such material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

7. You hereby represent and warrant to the Company that (i) you have all requisite company power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms,

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(iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (iv) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).

8. Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.

9. You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in any federal or state court of competent jurisdiction in the Borough of Manhattan of the City of New York. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.

10. This Agreement shall be construed in accordance with, and this Agreement and all disputes hereunder shall be governed by, the laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment in any such action, suit or proceeding may be brought, on a non-exclusive basis, in any federal or state court of competent jurisdiction in the Borough of Manhattan of the City of New York. By execution and delivery of this Agreement, each of the parties hereto irrevocably accepts and submits itself to the non-exclusive jurisdiction of any such court, generally and unconditionally, with respect to any such action, suit or proceeding and waives any defense of forum non conveniens or based upon venue if such action, suit or proceeding is brought in accordance with this provision.

11. This letter agreement and the Support Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral. This letter agreement may be amended only by an agreement in writing executed by the parties hereto.

13. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and

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shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

Tenet Healthcare Corporation 1445 Ross Avenue, Suite 1400 Dallas, Texas 75202
Attention:	Audrey Andrews, General Counsel
Email:	Audrey.Andrews@tenethealth.com

With a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166
Attention:	Dennis J. Friedman
Barbara L. Becker
Email:	DFriedman@gibsondunn.com
BBecker@gibsondunn.com

if to Glenview:

Glenview Capital Management, LLC 767 Fifth Avenue, 44th Floor New York, New York 10153
Attention:	Mark Horowitz
Email:	mark@glenviewcapital.com

With a copy (which shall not constitute notice) to:

Sidley Austin LLP 787 Seventh Avenue New York, New York 10019
Attention:	Scott Freeman
Email:	sfreeman@sidley.com

14. If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

15. This letter agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.

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16. This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties hereto.

17. Glenview shall cause any Replacement for a Glenview Designee that is appointed to the Board pursuant to Section 1(f) of the Support Agreement to execute a copy of this letter agreement.

18. This letter agreement and the obligations contained herein shall expire eighteen (18) months from the date on which a Glenview Designee no longer serves as a director of the Company.

19. No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreement.

20. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.”

[Signature Pages Follow]

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Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

TENET HEALTHCARE CORPORATION

By:
Name:
Title:

[Signature Page to the Confidentiality Agreement]

Accepted and agreed as of the date first written above:

GLENVIEW CAPITAL MANAGEMENT, LLC, on behalf of itself and as investment manager of the Glenview Funds listed on Schedule A hereto

By:
Name:	Mark Horowitz
Title	President

[Signature Page to the Confidentiality Agreement]

SCHEDULE A

Glenview Investment Manager

1.	Glenview Capital Management, LLC, a Delaware limited liability company

Glenview Funds

1.	Glenview Capital Partners, L.P., a Delaware limited partnership

2.	Glenview Capital Master Fund, Ltd., a Cayman Islands exempted company

3.	Glenview Institutional Partners, L.P., a Delaware limited partnership

4.	Glenview Offshore Opportunity Master Fund, Ltd., a Cayman Islands exempted company

5.	Glenview Capital Opportunity Fund, L.P., a Delaware limited partnership